Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the registration statement on Form F-3, File No. 333-269235 and the registration statement on Form S-8, File No. 333-269230 of our report dated March 27, 2024, with respect to the consolidated financial statements of Arbe Robotics Ltd .

Somekh Chaikin

Member Firm of KPMG International

Tel Aviv, Israel

March 28, 2024